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                                                                         EX-21.1

                  Subsidiaries of J. B. Poindexter & Co., Inc.

1. EFP Corporation, a Delaware corporation

         a.       EFP Corporation also operates under the following names:

                  i. Engineered Foam Plastics

2. Lowy Group, Inc., a Delaware corporation

3. Magnetic Instruments Corp., a Delaware corporation also operates under the following names:

                  i. MIC Group

                     Magnetic Instruments has the following subsidiaries:

         a.       SWK Holdings, Inc. a Texas corporation.

         b.       Universal Brixius, Inc., a Wisconsin corporation.

4. Morgan Trailer Mfg. Co., a New Jersey corporation. The following are subsidiaries:

         a. Acero-Tec S.A. de C.V., a Monterrey, Nuevo Leon, Mexico corporation, is a subsidiary of Morgan Trailer Mfg. Co.

         b. Beltrami Door Company, a Delaware corporation is a subsidiary of Morgan.

         c.       Morgan Trailer Financial Corporation a Nevada corporation.

         d. Morgan Trailer Financial Management, L.P., a Texas Limited partnership. Morgan Trailer Mfg. Co., also operates under the name Morgan Corporation.

5. Truck Accessories Group, Inc., a Delaware corporation, f/k/a Leer, Inc., f/k/a Leer Holdings Inc.

         Subsidiary of Truck Accessories Group, Inc. is:

         Raider Industries, Inc.,a Saskatchewan, Canada corporation. Raider Industries, Inc., also operates under the following names:

                  1)       Lo Rider

                  2)       Raider

         Truck Accessories Group, Inc. also operates under the following names:

                  i.       20th Century Fiberglass

                  ii.      Century Fiberglass

                  iii.     Century

                  iv.      Leer

                  v.       Leer Corporate

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                  vi.      Leer East

                  vii.     Leer Midwest

                  viii.    Leer Retail

                  ix.      Leer Southeast

                  x.       Leer Specialty Products

                  xi.      Leer Truck Accessory Centers

                  xii.     Leer West

                  xiii.    Mid West Truck Accessories